                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the following reports on the following financial statements included in the Wild Oats Markets, Inc.'s prospectus, as amended, dated October 22, 1996:

- Our report dated February 9, 1996, except for Note 2, as to which the date is July 14, 1996 and Note 1, paragraph three, as to which the date is October 15, 1996, which appears on page F-2 of the 1995 financial statements of Wild Oats Markets, Inc. for the year ended December 30, 1995.

- Our report dated August 15, 1996, except for Note 1, paragraph three, as to which the date is October 15, 1996, which appears on page F-17 of the financial statements of Alfalfa's, Inc. for the year ended June 30, 1996.

- Our report dated August 29, 1996, which appears on page F-31 of the financial statements of Kathy's Natural Foods Ranch Markets for the period from January 1, 1994 through July 13, 1994, and

- Our report dated August 27, 1996, which appears on page F-36 of the financial statements of New Frontiers for the year ended December 31, 1995.


/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
Boulder, Colorado
January 24, 1997